                                                                   EXHIBIT 23.1



              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1993 Stock Option Plan, as Amended and Restated, of our report dated February 18, 2000, with respect to the consolidated financial statements of SuperGen, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

                                       /s/ ERNST & YOUNG LLP


Palo Alto, California
August 25, 2000